                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ---------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): September 5, 2002

                                ---------------

                                   KROLL INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                       000-21629                 31-1470817
(State or other jurisdiction of     (Commission file number)      (I.R.S. employer
 incorporation or organization)                                  identification no.)

        900 THIRD AVENUE
         NEW YORK, NY                                                10022
(Address of principal executive                                    (Zip code)
          offices)

Registrant's telephone number, including area code:  (212) 593-1000

ITEMS 2 AND 5. ACQUISITION OF ASSETS AND OTHER EVENTS.

     The following paragraphs replace, in their entirety, the similar paragraphs found under the heading "Risks Related to Our Business" in the Registrant's Current Report on Form 8-K, as filed on September 5, 2002 and amended on September 6, 2002, September 13, 2002 and September 25, 2002.

JULES B. KROLL HAS SIGNIFICANT INFLUENCE OVER OUR MANAGEMENT AND DIRECTION

     Mr. Kroll currently owns approximately 9.41% of the outstanding shares of our common stock and is the Executive Chairman of the board of directors of Kroll. Therefore, Mr. Kroll has significant influence over our management and direction, including the election of directors, appointment of management and approval of actions requiring the approval of stockholders.

FUTURE SALES OF OUR STOCK BY INVESTORS, DIRECTORS, AND EXECUTIVE OFFICERS MAY CAUSE OUR STOCK PRICE TO DECLINE

     Upon completion of this offering, we will have approximately 36,122,000 shares of common stock outstanding. Our directors and executive officers will own approximately 3,376,000 of these shares. An additional 2,777,777 shares of our common stock are issuable to the holders of our 6% convertible notes upon conversion of such notes. These stockholders will be free to sell those shares subject to volume limitations of Rule 144 under the Securities Act and the 90-day lock-up agreements that these investors will enter into with the underwriters. In addition, in connection with our acquisition of Zolfo Cooper, we granted registration rights to Stephen Cooper, Michael France and Leonard LoBiondo, the three former principal owners of Zolfo Cooper, for the resale of up to approximately 5,400,000 shares of our common stock to be delivered to these three individuals, which includes 2.9 million shares to be delivered on January 15, 2003 and up to 2.5 million shares to be delivered over four years pursuant to certain earn out provisions contained in the purchase agreement. We have agreed to use our reasonable best efforts to register these shares on or before January 15, 2003 and to file a registration statement for these shares with the SEC no later than November 15, 2002. We cannot predict when these individuals may sell their shares or in what volumes. However, the market price of our common stock could decline significantly if these individuals sell a large number of shares into the public market after this offering or if the market believes that these sales may occur.

(c)  Exhibits.

          The following schedules replace, in their entirety, the similar schedules found in Exhibit 10.1 in the Registrant's Current Report on Form 8-K, as filed on September 5, 2002 and amended on September 6, 2002, September 13, 2002, and September 25, 2002.


                                 SCHEDULE 1.1(A)

              CERTAIN ADJUSTMENTS TO CONSOLIDATED ADJUSTED EBITDA, CONSOLIDATED FIXED CHARGES AND CONSOLIDATED INTEREST EXPENSE


                                  LTM 6/30/2002
                                  -------------
                             (DOLLARS, IN THOUSANDS)

                               6 MONTHS 2002                 LAST 6 MONTHS 2001                LAST 12 MONTHS               TOTAL
                               -------------                 ------------------                ---------------              -----
                             Kroll                          Kroll
                          Consolidated   Ontrack         Consolidated       Ontrack            Zolfo Cooper
Operating Income
 before non-recurring
 expenses                    $10,436      $3,361            $ (553)          $1,463                $29,236                 $43,943

  Depreciation                 5,094       1,790              3,284           1,523                  1,606                  13,297

Amortization of                  544                          1,239             802                                          2,585
    goodwill

Amortization of                                               2,076                                                          2,076
   databases

Amortization of                                                 596                                                            596
  intangibles

Interest Income                              339                                592                    338                   1,269
------------------------------------------------------------------------------------------------------------------------------------
     EBITDA                  $16,074      $5,490             $6,642          $4,380                $31,180                 $63,766
====================================================================================================================================


                                 SCHEDULE 1.1(B)

                             IMMATERIAL SUBSIDIARIES

AMBB, Inc.
Blacker Italia S.r.l.
Blacker SA
Buchler Phillips Financial Consulting Limited
Buchler Phillips Consulting Limited
Concord Securities Services
Fact Finders (Asia) Limited (Isle of Man)
Fact Finders (Singapore) Pte Ltd.
Invex Capital Limited
Invex Partners Limited
KAGIS LLC
Kroll Associates (South Africa)
Kroll Associates Deutschland GmbH
Kroll Associates (India) Private Ltd.
Kroll Associates International Holdings Inc.
Kroll Associates Philippines, Inc.
Kroll Associates Pte. Ltd. (Singapore)
Kroll Associates Pty Ltd.
Kroll Associates S.A. (Chile)
Kroll Associates SRL
KA Uruguay S.A.
Kroll Background America of Florida, Inc.
Kroll Background UK Ltd.
Kroll Environmental Enterprises, Inc.
Kroll Government Services, Inc.
Kroll Information Services, Inc.
Kroll International, Inc.
Kroll Lindquist Avey Limited
Kroll Municipal Services, Inc.
Kroll Restructuring, Ltd.
Kroll Security International, Inc.
Kroll Stevens Corp.
L.A.M.B. Acquisition II, Inc.
L.A.M.B.C.O. International, Inc.
National Psychopharmacology Laboratories, Inc.
964886 Ontario, Inc.
1186626 Ontario, Inc.
Ontrack France SARL
Ontrack Iberia, S.L.
Quality Facts, Inc.
O'Gara Philippines, Inc.
Risk Co. B (Philippines)
Satellite Networks Corp.
600 North Pearl, Inc.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    KROLL INC.


                                    By:  /s/ Sabrina H. Perel
                                       _______________________________
                                       Name:  Sabrina H. Perel
                                       Title:  Vice President, General Counsel
                                       and Secretary

Date:  October 15, 2002

      (c) Exhibits.

 10.1    Credit and Guaranty Agreement, by and between Kroll, Inc.
         and Goldman, Sachs & Co.*

--------------------
* Previously filed